Exhibit 99.7

Unaudited Financial and Other Statistical Information for the Three and Six Month

Periods Ended August 31, 2003 and Guidance for Fiscal Year 2004

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($     in Thousand except per share amount)

	Three Months Ended August 31, 2003	Six Months Ended August 31, 2003
Net Sales	$34,011	$70,358
Costs and Expenses:
Cost of sales	27,739	57,759
Selling, general and administrative	4,174	8,590
Interest expense	580	1,253
Other expense, net	(89)	(275)

	32,402	67,327

Income before income taxes	1,607	3,031
Income tax expense	611	1,152

Net income	$996	$1,879

Earnings per share:
Basic	$.19	$.35

Diluted	$.19	$.35

Exhibit 99.7

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousand)

Assets:	Period Ended August 31, 2003
Current assets:
Cash and cash equivalents	$2,080
Accounts receivable, net of allowance for doubtful accounts	21,251
Income tax receivable	298
Inventories	15,567
Costs and estimated earnings in excess of billings on uncompleted contracts	908
Deferred income taxes	1,795
Prepaid expenses and other	605

Total current assets	$42,504
Net property, plant, and equipment	34,332
Goodwill, less accumulated amortization	40,962
Other Assets	1,421

$119,219

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts Payable	$9,919
Accrued liabilties	9,534
Long-term debt due within one year	5,550

Total current liabilities	$25,003
Long-term debt due after one year	26,625
Deferred income taxes	1,407
Shareholders’ equity	66,184

$119,219

Exhibit 99.7

AZZ incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

($ in Thousand)

Period Ended August 31, 2003
Net cash provide by operating activities	$12,146
Net cash used in investing activities	(338)
Net cash provided by (used in) financing activities	(11,712)

Net increase in cash and cash equivalents	96
Cash and cash equivalents at beginning of year	1,984

Cash and cash equivalents at end of year	$2,080

Exhibit 99.7

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31 2003	Six Months Ended August 31, 2003
Net sales:
Electrical and Industrial Products	$22,065	$46,281
Galvanizing Services10r	11,946	24,077

	$34,011	$70,358

Operating income (a):
Electrical and Industrial Products	$1,461	$3,003
Galvanizing Services	1,992	3,995

	3,453	6,998
General corporate expenses	1,442	2,951
Interest expense	580	1,253
Other (income) expense, net (b)	(176)	(237)

	1,846	3,967

Income before income taxes	$1,607	$3,031

Total assets:
Electrical and Industrial Products	$73,085	$73,085
Galvanizing Services	42,686	42,686
Corporate	3,448	3,448

	$119,219	$119,219

(a) Operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses and specifically identifiable selling expenses.

(b) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.7

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Quarter Ended August 31, 2003	Actual Year to Date August 31, 2003	Projected Year Ended Feb. 29, 2004
Net Sales:
Electrical and Industrial Products	$22,065	$46,281	$78,000 to $86,000
Galvanizing Services	$11,946	$24,077	$47,000 to $49,000

Total Sales	$34,011	$70,358	$125,000 to $135,000
Diluted earnings per share	$0.19	$.35	$.65 to $.75

Operating Margins:
Electrical and Industrial Products	6.6%	6.5%	6.5%
Galvanizing Services	16.7%	16.6%	16.5%
Cash Provided By Operations		$12,146	$15,000
Capital Expenditures		$1,054	$5,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost		$3,136	$6,300

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($     in Thousand)

Quarter Ended Aug. 31, 2003
Book to Ship Ratio:
5/31/03 Backlog	$45,700
Qtr. Ending 8/31/03 Bookings	$36,800
Qtr. Ending 8/31/03 Shipments	$34,000
8/31/03 Backlog	$48,500
Book to Ship Ratio	108%
Outstanding Accounts Receivable Days	58 Days